UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 2, 2009
FIRSTFLIGHT, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-52593	87-0617649

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

101 Hangar Road, Avoca, Pennsylvania 18641	14845

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (570) 457-3400
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into to a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1
EX-99.2

Item 1.01 Entry Into to a Material Definitive Agreement.
          Airborne Share Exchange Agreement. On March 2, 2009, FirstFlight, Inc. (the “Company”) entered into a Share Exchange Agreement with Airborne, Inc. (“Airborne”), John H. Dow, the former President and Chief Executive Officer of the Company, and Daphne Dow, pursuant to which the Company divested its ownership interest in Airborne. Prior to the consummation of the Share Purchase Agreement, Airborne was a wholly-owned subsidiary of the Company. Airborne owns and operates an aircraft management and charter business. The Company continues to operate its fixed base (FBO) and heliport operations businesses and will utilize 101 Hangar Road, Avoca, Pennsylvania as its principal place of business.
          Pursuant to the terms and conditions of the Share Exchange Agreement, Mr. and Mrs. Dow exchanged all of their 3,418,534 individually and jointly owned shares of Company Common Stock and all of their options and warrants to purchase 1,100,000 shares of Company Common Stock owned by them in exchange for all of the issued and outstanding shares of Common Stock in Airborne owned by the Company. As a result of the consummation of the Share Exchange Agreement, Mr. and Mrs. Dow became the sole owners of Airborne. Concurrent with the consummation of the Share Exchange Agreement, Airborne also assumed all pre- and post-closing rights and obligations of the Company under lease agreements for the Company’s IST Center and the Company’s 236 Sing Sing Road, Horseheads, New York location.
          Airborne Loan Agreement. Simultaneous with the consummation of the Share Exchange, the Company and Airborne entered into a Loan Agreement dated March 2, 2009 (the “Airborne Loan Agreement”). Under the Airborne Loan Agreement, the Company made a commitment to loan Airborne an aggregate up to $750,000. $500,000 of such amount was loaned by the Company to Airborne on March 2, 2009. The balance of which may be loaned by the Company to Airborne upon the satisfactory achievement by Airborne of agreed upon operating targets. Beginning on September 1, 2009 and continuing the first day of each month thereafter until July 31, 2015 Airborne shall the Company pay equal payments of $10,500 under the Airborne Loan Agreement. Beginning on August 1, 2014 and continuing the first day of each month thereafter the monthly payment by Airborne to the Company under the Airborne Loan Agreement shall be $8,000. The Airborne Loan Agreement provides that in the event of a subsequent sale of Airborne or its assets, the proceeds of such sale shall be used first to repay the existing credit facility with Five Star Bank and next to repay any outstanding principal under the Airborne Loan Agreement. In addition, the Airborne Loan Agreement provides that the Company will share a percentage of any remaining available sale proceeds, the amount of which will vary depending on the timing of a sale transaction.
          EuroAmerican Loan. Immediately prior to entering into the Airborne Loan Agreement, EuroAmerican Investment Corp. (“EuroAmerican”) loaned the Company an aggregate of up to $750,000 on a demand line of credit basis for the purpose of allowing the Company to meet its loan commitment obligations to Airborne under the Airborne Loan Agreement. The EuroAmerican loan is evidenced by a Promissory Note delivered by the Company to EuroAmerican with a maturity date of March 2, 2011. The unpaid principal amount under the Promissory Note accrues interest at the annual rate of 12% and is payable in monthly interest only payments until maturity, at which time the entire principal balance and any accrued but unpaid interest is payable in full.

          Five Start Bank Loan Agreement. Also on March 2, 2009, the Company, Airborne and Five Star Bank (“Five Star”) entered into a Loan Agreement (the “Five Star Loan Agreement”). Under the Five Star Loan Agreement, among other things, Five Star made a commitment to loan the Company and Airborne an aggregate of up to $1,000,000 on a demand line of credit basis. The Five Star Bank Loan Agreement replaces the Company’s existing credit facility with Five Star. Approximately $1,000,000 was outstanding under the Five Star Loan Agreement and its predecessor credit facility as of December 31, 2008 and March 1, 2009. Airborne and the Company are jointly and severally responsible for the repayment of all outstanding borrowings under the Five Star Loan Agreement. Additional borrowings, if any, permitted to be made under the Five Star Loan Agreement may only be made by the Company. Interest on the outstanding principal amount under the Five Star Loan Agreement accrues at a variable rate equal to the Wall Street Journal prime rate then in effect from time to time plus 200 basis points, or 5.25% as of March 2, 2009. The Five Star Loan Agreement is evidenced by a Line of Credit Note, which is payable in equal, monthly interest-only payments, unless demanded earlier by Five Star. The Five Star Loan Agreement contains customary representations, warranties and financial covenants. Borrowings under the Loan Agreement are secured by (i) a blanket security interest in all of the assets of the Company and Airborne, (ii) an unlimited guaranty from the subsidiaries of the Company and Airborne, and (iii) a limited personal guaranty from Mr. Dow and from William Wachtel, the Company’s Chairman of the Board of Directors.
          General. The above summary of the Share Exchange Agreement, the Airborne Loan Agreement, the Airborne Promissory Note, the EuroAmerican Promissory Note, the Five Star Loan Agreement and the Five Star Line of Credit Note are qualified in their entirety by reference to the full text of each such agreement, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
Item 2.01 Completion of Acquisition or Disposition of Assets
          The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
          The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          Effective immediately prior to the closing of the share exchange transaction, John H. Dow resigned as the Company’s President, Chief Executive Officer and as a member of its Board of Directors. Concurrent with Mr. Dow’s resignation, the Company’s Vice Chairman of the Board of Directors, Ronald J. Ricciardi, was appointed to the position of President and Chief Executive Officer of the Company.

          Mr. Ricciardi co-founded a proprietorship named FBO Air on January 17, 2003, which was subsequently incorporated as FBO Air, Inc. on January 2, 2004 in the State of Arizona. This Arizona corporation was merged with and into the Company, a public ‘‘shell’’ then named Shadows Bend Development, Inc. in a reverse merger transaction on August 20, 2004. Simultaneously with the reverse merger transaction, Mr. Ricciardi was elected as the President and a director of the Company and designated as its Chief Executive Officer. On December 12, 2006, he was elected as Vice Chairman of the Board.
          Before joining FBO Air, the Arizona proprietorship, Mr. Ricciardi was President and CEO of P&A Capital Partners, Inc., an entertainment finance company established to fund the distribution of independent films. Mr. Ricciardi was also co-founder, Chairman and CEO of eTurn, Inc., a high technology service provider, for which he developed a consolidation strategy, negotiated potential merger/acquisition candidates, prepared private placement materials and executed numerous private, institutional and venture capital presentations. After a management career at Pepsi-Cola Company and the Perrier Group of America, Mr. Ricciardi was President and CEO of Clearidge, Inc., a leading regional consumer products company, where he provided strategic and organizational development, and led a consolidation effort that included 14 transactions, which more than tripled company revenue over four years.
          On March 4, 2009, Stephen Siegel tendered to the Board of Directors of the Company his resignation as a Director. Mr. Siegel also served as a member of Compensation Committee of the Board of Directors and as a member of the Nominating Committee of the Board of Directors. Mr. Siegel did not indicate the reason for his resignation.
          On March 5, 2009, Thomas Iovino tendered to the Board of Directors of the Company his resignation as a Director. Mr. Iovino also served as a member of Audit Committee of the Board of Directors and as a member of the Nominating Committee of the Board of Directors. Mr. Iovino did not indicate the reason for his resignation.
     Item 8.01. Other Events.
          On March 6, 2009, the Company also issued a press release announcing the Share Exchange transaction. The press release is attached as Exhibit 99.1 to this Form 8-K.
     Item 9.01. Financial Statements and Exhibits.
 (b) Pro forma Financial Information.
          The following information is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference:
          (i) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2008;
          (ii) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the fiscal year ended December 31, 2007;
          (iii) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2008; and
          (iv) Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 6, 2009

99.2	Unaudited pro forma condensed consolidated financial information

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FirstFlight, Inc.

Date: March 6, 2009	By:	/s/ Ronald J. Ricciardi

Ronald J. Ricciardi
President and Chief Executive Officer